UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2007

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2007, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved the following executive bonuses with respect to fiscal 2006:

Executive Officer	FY 2006 Bonus
Glenn W. Novotny, President and Chief Executive Officer	$500,000
William E. Brown, Chairman	$226,500
James V. Heim, President of Pet Products Division	$150,000
Stuart W. Booth, Executive Vice President and Chief Financial Officer	$155,000
Bradley P. Johnson, President of Garden Division	$206,250	(1)
Brooks M. Pennington III, Director of Special Projects	$200,000	(2)

(1)	This figure does not include a transition fee of $250,000 received by Mr. Johnson upon commencement of employment with the Company. This transition fee was paid pursuant to Mr. Johnson’s employment agreement dated September 30, 2005, which has been previously filed with the SEC.
(2)	Mr. Pennington resigned as President and Chief Executive Officer of Pennington Seed, Inc. effective October 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Stuart W. Booth
Executive Vice President and Chief Financial Officer

Dated: January 8, 2007

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